Exhibit 4(a)

AB

PROTECTIVE LIFE INSURANCE COMPANY / P. O. BOX 2606 / BIRMINGHAM, ALABAMA 35202
A STOCK COMPANY            (205-268-9230)

VARIABLE LIFE INSURANCE POLICY

JOHN DOE

Policy Number: SPECIMEN

        This is an Individual Flexible Premium Fixed and Variable Life Insurance Policy. The policy provides a death benefit.

RIGHT TO CANCEL

        The Owner may cancel this policy by returning it to the Company's Home Office, or to any Agent of the Company, along with a written request for cancellation before the later of: (a) the10th day after receipt; or (b) the 45th day after the Application was signed. Return of the policy by mail is effective when received by the Company. A cancelled policy will be treated as if it had never been issued. In states where permitted, the Company will promptly refund an amount equal to the sum of: (a) the difference between the premiums paid and the amounts allocated to the Fixed Account and the Variable Account; plus (b) the Fixed Account Value as of the date the policy is received by the Company, plus (c) the Variable Account Value as of the date the policy is received by the Company. This amount may be more or less than the premium paid. In states where required, the Company will promptly refund the premium paid.

ABCDE	ABCDEF
President	Secretary

        THE POLICY VALUES, THE DEATH BENEFIT AND THE DURATION OF THE INSURANCE COVERAGE, WHEN BASED ON THE PROTECTIVE VARIABLE LIFE SEPARATE ACCOUNT, ARE NOT GUARANTEED. THEY WILL FLUCTUATE WITH CHANGES IN THE NET INVESTMENT FACTOR AND MAY INCREASE OR DECREASE WITH THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. THERE IS NO GUARANTEED MINIMUM FOR THE PORTION OF THE POLICY VALUE ALLOCATED TO THE SEPARATE ACCOUNT.

        THE VARIABLE ACCOUNT SECTION OF THE POLICY CONTAINS A DETAILED DESCRIPTION OF THE SEPARATE ACCOUNT. THE DEATH BENEFIT SECTION OF THE POLICY CONTAINS A DETAILED DESCRIPTION OF THE DEATH BENEFIT.

READ THE POLICY CAREFULLY

IT IS A LEGAL CONTRACT BETWEEN THE OWNER AND THE COMPANY

INDIVIDUAL FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY
NON-DIVIDEND PAYING

TABLE OF CONTENTS

POLICY SPECIFICATIONS PAGES	4
DEFINITIONS	8
PARTIES TO THE CONTRACT	9
Protective Life Insurance Company	9
Insured	9
Owner	9
Contingent Owner	9
Changing the Owner or Contingent Owner	9
Beneficiary	9
Changing the Beneficiary	10
Irrevocable Beneficiary Consent	10
GENERAL PROVISIONS	10
Entire Contract	10
Modification of the Contract	10
Tax Considerations	10
Representations and Contestability	10
Misstatement of Age [or Sex]	11
Coverage Limitations	11
Suicide Exclusion	11
Non-Participating	11
Protection of Proceeds	11
Policy Reports	11
Changes in Non-Guaranteed Policy Cost Factors	11
Assignment	12
Suspension or Delay in Payment	12
Termination	12
ARBITRATION	12
PREMIUMS	13
Premium	13
Net Premium	13
Allocation of Net Premium	13
Planned Premium	14
Unscheduled Premium Payments	14
Minimum Monthly Premium Guarantee	14
Grace Period	14
Reinstatement	14
FIXED ACCOUNT	15
General Description	15
Interest Credited	15
Fixed Account Value	15
VARIABLE ACCOUNT	15
General Description	15
Sub-Accounts of the Variable Account	16
Sub-Account Values	16
Unit Values	17
TRANSFERS	17
Transfers	17
Transfer Restrictions	17

SURRENDERS AND WITHDRAWALS	18
Surrenders	18
Withdrawals	18
POLICY LOANS	18
Loans	18
Interest	18
Loan Account	18
Repaying Policy Debt	19
CHANGING THE POLICY	19
Increase the Face Amount	19
Decrease the Face Amount	20
Changing the Death Benefit Option	20
DEATH BENEFIT	20
Death Benefit	20
Death Benefit Option	20
Death Benefit Proceeds	21
Amount of Death Benefit Proceeds	21
SETTLEMENT OPTIONS	22
Selecting a Settlement Option	22
Death of the Payee of a Settlement Option	22
Minimum Amounts	22
Protection of Proceeds	22
Settlement Options	22
Death of Payee	25
Excess Interest	25

POLICY SPECIFICATIONS

POLICY NUMBER: [SPECIMEN]	POLICY EFFECTIVE DATE: [SEPTEMBER 1, 2004]
POLICY ISSUE DATE: [SEPTEMBER 1, 2004]	ISSUE AGE: [35]
INSURED: [JOHN Q. DOE]	[SEX:] [MALE]
MONTHLY ANNIVERSARY DAY: [1]
INITIAL FACE AMOUNT: [$100,000]	DEATH BENEFIT OPTION: [LEVEL]
INITIAL PREMIUM PAYMENT: [$770.00]	RATE CLASS: [STANDARD NON-TOBACCO]
PLANNED PREMIUM PAYMENT: [$770.00 PAYABLE ANNUALLY]
OWNER: [JOHN Q. DOE]
FORM NUMBER	SCHEDULE OF ADDITIONAL BENEFITS	MONTHLY CHARGE DURING FIRST YEAR
[NONE]

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

WHILE IT IS IN FORCE, THIS POLICY PROVIDES INSURANCE COVERAGE ON THE LIFE OF THE INSURED. THERE MAY BE LITTLE OR NO SURRENDER VALUE PAYABLE WHEN THE POLICY TERMINATES.

GUARANTEED INTEREST RATE FOR THE FIXED ACCOUNT—[3% ANNUALLY (.2466% MONTHLY)]

INITIAL ANNUAL EFFECTIVE INTEREST RATE FOR THE FIXED ACCOUNT—[3.85%]

MAXIMUM LOAN INTEREST RATE [5%] YEARS [1-10]—[3.25%] YEARS [11+]

MINIMUM MONTHLY PREMIUM GUARANTEE PERIOD: [15] YEARS

MINIMUM MONTHLY PREMIUM GUARANTEE PAYMENT AMOUNT: [$32.00]

MINIMUM FACE AMOUNT: [$100,000]

DEDUCTION FROM PREMIUM PAYMENTS

        Premium Expense Charge. A maximum Premium Expense Charge of [8%] will be deducted from each premium payment. The Company may charge less than the maximum. The Premium Expense Charge as of the Policy Effective Date is [8%].

MONTHLY DEDUCTIONS

        Beginning on the Policy Effective Date and continuing on each Monthly Anniversary Day thereafter, the Company will deduct the charges listed below from the Policy Value. With the exception of the Mortality and Expense Risk Charge, each charge reduces the value of the Sub-Accounts and the Fixed Account in the same proportion that each bears to the Unloaned Policy Value unless you direct otherwise pursuant to the Company's administrative rules. The Mortality and Expense Risk Charge reduces only the Sub-Account Value(s).

        Administration Charge.    The maximum monthly Administration Charge is [$8]. The Company may charge less than the maximum.

        Administration Charge for the Initial Face Amount.    The maximum monthly Administration Charge for the Initial Face Amount is equal to [$.05] per every $1,000 of Initial Face Amount in Policy Years [1 through 20]. This is equal to an annual Administration Charge for the Initial Face Amount of [$.60]. This charge is not assessed after the [20th] Policy Year. The Company may charge less than the maximum.

        Administration Charge for an Increase in the Face Amount.    The maximum monthly Administration Charge for an Increase in the Face Amount is [$.27] per every $1,000 of increase in the Face Amount. This charge applies during the [twelve] month period following the effective date of each increase in the Face Amount. The Company may charge less than the maximum.

        Charge For Additional Benefits provided by Riders.    The Company will deduct a monthly charge for any rider purchased by the Owner. The monthly charge is described in each rider.

        Mortality and Expense Risk Charge.    The maximum monthly Mortality and Expense Risk Charge for all Policy Years is equal to [.075%] multiplied by the Variable Account Value on each Monthly Anniversary Day. This is equal to an annual Mortality and Expense Risk Charge of [.90%]. The Company may charge less than the maximum.

        As of the Policy Effective Date, the monthly Mortality and Expense Risk Charge for Policy Years [1] through [10] is [.075%] multiplied by the Variable Account Value on each Monthly Anniversary Day, which is equal to an annual Mortality and Expense Risk Charge of [.90%]. As of the Policy Effective Date, the current monthly Mortality and Expense Risk Charge for Policy Years [11] and after is [.021%] multiplied by the Variable Account Value on each Monthly Anniversary Day, which is equal to an annual Mortality and Expense Risk Charge of [.25%].

        Cost of Insurance Charge.    The monthly Cost of Insurance Charge is calculated by dividing the Net Amount at Risk by $1000, and multiplying the result by the applicable monthly cost of insurance rate. The monthly cost of insurance rate is based on age, [sex,] rate class and the policy duration. The Cost of Insurance Charge is computed separately for the Initial Face Amount and for each increase in Face Amount. For each increase in Face Amount, the monthly Cost of Insurance Charge is based on the age, [sex], rate class and the policy duration at the time the increase in Face Amount is approved.

        The Company sets the monthly cost of insurance rates but they will never be greater than those in the table of Guaranteed Maximum Monthly Cost of Insurance Rates, on the next page. Any change in the monthly cost of insurance rates will be by class.

        GUARANTEED MAXIMUM COST OF INSURANCE RATES FOR THE INSURED'S RATE CLASS ARE EQUAL TO THE TABLE RATES ON THE FOLLOWING PAGE, INCREASED BY [$0.000] EACH MONTH.

        The Guaranteed Maximum Cost of Insurance Rates are based on the [1980 Commissioner's Standard Ordinary Smoker or Non-Smoker, Male or Female Mortality Table (age nearest birthday)] and the Insured's rate class.

GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE RATES
PER $1,000 OF NET AMOUNT AT RISK

ATTAINED AGE	RATE	ATTAINED AGE	RATE		ATTAINED AGE	RATE		ATTAINED AGE	RATE		ATTAINED AGE	RATE
0		20			40	$	[.191]	60	$	[1.054]	80	$	[7.867]
1		21			41		[.206]	61		[1.163]	81		[8.617]
2		22			42		[.221]	62		[1.287]	82		[9.465]
3		23			43		[.238]	63		[1.428]	83		[10.423]
4		24			44		[.256]	64		[1.588]	84		[11.473]
5		25			45		[.277]	65		[1.764]	85		[12.590]
6		26			46		[.299]	66		[1.954]	86		[13.753]
7		27			47		[.323]	67		[2.160]	87		[14.953]
8		28			48		[.349]	68		[2.381]	88		[16.165]
9		29			49		[.378]	69		[2.622]	89		[17.405]
10		30			50		[.409]	70		[2.894]	90		[18.692]
11		31			51		[.446]	71		[3.253]	91		[20.047]
12		32			52		[.489]	72		[3.559]	92		[21.516]
13		33			53		[.536]	73		[3.969]	93		[23.160]
14		34			54		[.591]	74		[4.430]	94		[25.260]
15		35	$	[.141]	55		[.652]	75		[4.924]	95		[28.274]
16		36		[.148]	56		[.720]	76		[5.451]	96		[33.107]
17		37		[.157]	57		[.791]	77		[6.006]	97		[41.685]
18		38		[.167]	58		[.869]	78		[6.582]	98		[58.013]
19		39		[.178]	59		[.957]	79		[7.195]	99		[83.333]
											100+		[0]

OTHER DEDUCTIONS

        Withdrawal Charge.    We will assess a Withdrawal Charge each time the Owner requests a withdrawal. The maximum Withdrawal Charge is equal to the lesser of: (a) [2%] of the amount withdrawn; or (b) [$25]. The Company may charge less than the maximum.

        Transfer Fee.    We will assess a Transfer Fee for each transfer requested in excess of [12] during any Policy Year. The maximum Transfer Fee is [$25], and will be deducted from the amount transferred. The Company may charge less than the maximum.

SURRENDER CHARGES

        If the policy Lapses at the end of a Grace Period or if the Owner surrenders the policy during the first [8] Policy Years, the Company will deduct a Surrender Charge. The maximum Surrender Charge imposed if the policy is surrendered or Lapses is shown in the table below.

POLICY YEARS	SURRENDER CHARGE		POLICY YEARS	SURRENDER CHARGE
1	$	[916.00]	6	$	[550.00]
2		[916.00]	7		[366.00]
3		[916.00]	8		[183.00]
4		[916.00]	9+		[0]
5		[733.00]

ALLOCATION OF PREMIUM PAYMENTS

[Sub-Accounts of the Protective Variable Life Separate Account:]
[Goldman Sachs/CORE U.S. Equity]	[20.00%]
[Fidelity VIP Index 500 SC2]	[20.00%]
[Oppenheimer High Income]	[20.00%]
[Van Kampen Aggressive Growth]	[20.00%]
[Protective Life General Account:]
[Fixed Account]	[20.00%]

DEFINITIONS

        Application. The documents completed to apply for this policy. The term "Application" includes supplemental and reinstatement or policy change applications, when applicable.

        Attained Age. The Insured's age as of the [nearest/last] birthday on the Policy Effective Date plus the number of complete Policy Years since the Policy Effective Date.

        Cash Value. The Policy Value minus any applicable surrender charge.

        Face Amount. The amount of basic insurance provided by this policy. The initial Face Amount is shown on the Policy Specifications pages.

        Fixed Account. A division of the Company's General Account into which Net Premium may be allocated or Policy Value transferred.

        Fixed Account Value. The Policy Value in the Fixed Account.

        Fund. An investment portfolio in which a Sub-Account invests.

        General Account. The assets of the Company other than those allocated to the Variable Account or another separate account.

        Grace Period. The period of time allowed by the Company between the occurrence of an event that could cause this policy to Lapse and the date all insurance provided by the policy ends as a result of the event.

        Home Office. 2801 Highway 280 South, Birmingham, Alabama, 35223.

        Issue Age. The Insured's age as of the [nearest/last] birthday on the Policy Effective Date.

        Issue Date. The date the policy is issued. It may or may not be the same day as the Policy Effective Date.

        Lapse. Termination of the policy at the expiration of a Grace Period while the Insured is still living.

        Loan Account. A part of the Company's General Account into which Policy Value is transferred as collateral for a policy loan.

        Monthly Anniversary Day. The Policy Effective Date and the same day of each subsequent month while this policy is in force. The Monthly Anniversary Day is shown on the Policy Specifications Page.

        Net Amount at Risk. As of any Monthly Anniversary Day, the Net Amount at Risk is equal to (1) minus (2) where:

  (1)
  is the Death Benefit divided by (1 + the monthly guaranteed interest rate shown on the Policy Specifications Page); and

  (2)
  is the Policy Value (prior to deducting the Cost of Insurance) if the Level Death Benefit is in effect; or the Policy Value (prior to deducting the Cost of Insurance) divided by (1 + the monthly guaranteed interest rate shown on the Policy Specifications Page), if the Increasing Death Benefit is in effect.

        Policy Anniversary. The same day in each Policy Year as the Policy Effective Date.

        Policy Debt. The sum of all outstanding policy loans plus all accrued, unpaid interest.

        Policy Effective Date. The date on which the insurance coverage under this policy takes effect. It is shown on the Policy Specifications pages. For any increase, decrease, additions, or changes to coverage, the effective date is the Monthly Anniversary Day on or next following the date the supplemental application is approved by the Company.

        Policy Value. The sum of the Variable Account value, the Fixed Account value and the Loan Account value.

        Policy Year. The 12-month period commencing with the Policy Effective Date or any subsequent Policy Anniversary.

        Sub-Account. A separate division of the Variable Account into which Net Premium may be allocated or Policy Value transferred.

        Surrender Value. The Cash Value minus any outstanding Policy Debt.

        Unloaned Policy Value. The sum of the Variable Account value and the Fixed Account value.

        Valuation Day. Each day the New York Stock Exchange is open for business.

        Valuation Period. A period of time that begins at the close of regular trading on the New York Stock Exchange on any Valuation Day and ends at the close of regular trading on the New York Stock Exchange on the next succeeding Valuation Day.

        Variable Account. The Protective Variable Life Separate Account, a separate investment account of Protective Life Insurance Company.

        Variable Account Value. While this policy is in force during the life of the Insured, the Variable Account value is the sum of all the Sub-Account values.

        Written Request. A written notice or request in a form satisfactory to us that is received at our Home Office.

PARTIES TO THE CONTRACT

        Protective Life Insurance Company. In this policy, also referred to as "the Company", "we", "us" and "our".

        Insured. The person whose life is insured by this policy.

        Owner. The Company issued this policy to the Owner. The Insured is the Owner unless a different Owner is named on the Policy Specifications pages, an endorsement or an amendment to the application. A non-natural entity, such as a business, corporation or trust, may be an Owner. The Owner may exercise all rights provided in the policy during the life of the Insured, subject to the Irrevocable Beneficiary Consent and Assignment provisions. If the policy is owned by a non-natural entity, ownership rights belong to the entity as it is constituted at the time the right is exercised. In this policy, we may refer to the Owner as "you" and "your".

        Contingent Owner. The Contingent Owner is the person or entity designated in writing to own this policy if the Owner dies before the Insured. If the Owner dies when no Contingent Owner is designated, the estate of the deceased Owner will own this policy.

        Changing the Owner or Contingent Owner. You may give us a Written Request to change the Owner or Contingent Owner during the life of the Insured. Your Written Request is effective on the date is signed, but we are not liable for any payment we make before the request is received and acknowledged at our Home Office.

        Beneficiary. The person or persons entitled to receive the Death Benefit proceeds if the Insured dies while this policy is in force. If the Owner names more than one person as Beneficiary, we will distribute the Death Benefit proceeds equally among the living unless the Owner sent us a Written Request to do otherwise.

  Primary—The Primary Beneficiary is designated by the Owner and named in the Company's records to receive the Death Benefit proceeds.

  Contingent—The Contingent Beneficiary is designated by the Owner and named in the Company's records to be Beneficiary if no Primary Beneficiary is living.

        If no Beneficiary designation is in effect or if no Beneficiary is living at the time of the Insured's death, the Owner will be the Beneficiary.

        Changing the Beneficiary. Unless a Beneficiary is designated irrevocably, you may give us a Written Request to change the Beneficiary during the life of the Insured. The change of Beneficiary is effective on the date your Written Request is signed, but we are not liable for any payment we make before the request is received and acknowledged at our Home Office.

        Irrevocable Beneficiary Consent. If a Beneficiary is designated irrevocably, we require that Beneficiary's written consent before the Owner or Beneficiary can be changed and to exercise certain substantive rights. You may exercise administrative rights, such as changing the premium payment mode or reinstating this policy after the grace period, without the irrevocable Beneficiary's consent.

GENERAL PROVISIONS

        Entire Contract. This policy is a legal contract between you and us. We issued you this policy in consideration of the Application and the initial premium payment. The policy, including the attached copy of your Application and all attached endorsements, amendments and riders constitute the entire agreement between you and us.

        Modification of the Contract. No one is authorized to modify or waive any term or provision of this policy unless we agree in writing and it is signed by our President, Vice-President, Secretary or Assistant Secretary. We have the right, subject to regulatory approval, to modify the terms and provisions of this policy to conform to any applicable laws, rules or regulations issued by a government agency, or to assure continued qualification of the policy as a life insurance contract under the Internal Revenue Code. We will send you a copy of any endorsement that modifies the policy and will obtain all necessary consents including, where required, that of the Owner.

        Tax Considerations. This policy qualifies as life insurance under applicable sections of the Internal Revenue Code as of its Issue Date. If necessary to prevent this policy from failing to qualify as a life insurance contract, we have the right to:

  a)
  decline to accept a premium payment;

  b)
  decline a request to change the Death Benefit Option;

  c)
  decline a request to process a withdrawal;

  d)
  refund a premium payment, and any associated earnings; or

  e)
  decline a request to reduce the Face Amount.

        Representations and Contestability. In determining whether to issue this policy, we relied on the statements made by or for the Insured in an Application. Legally, these statements are considered to be representations and not warranties, unless fraud is involved. The Company can contest the validity of this policy or resist a claim for any material misrepresentation of fact. To do so, however, the misrepresentation must have been made in an Application that is attached to the policy when issued or delivered, or made a part of the policy when the change in coverage became effective.

        The Company cannot bring any legal action to contest the validity of this policy after it has been in force during the lifetime of the Insured for two years from the Issue Date, unless fraud is involved.

        If an endorsement, amendment or rider is added to this policy after the Issue Date, we will not contest the validity of any benefits so added after they have been in force during the lifetime of the Insured for two years from the effective date of the benefit, unless fraud is involved. The Company cannot contest the validity on any reinstated benefit after the reinstated benefit has been in force during the lifetime of the Insured for two years from the date the reinstatement Application is approved, unless fraud is involved.

        Misstatement of Age [or Sex]. Questions on the Application concern the Insured's age [and sex]. If the date of birth [or sex] given on the Application or the Application for any riders is not correct, the Death Benefit and any benefit provided under any rider to this policy will be adjusted to that which would have been purchased by the most recent Monthly Deduction at the correct age and [sex].

        Coverage Limitations. Unless the health and other conditions of the Insured on the date the policy is delivered to the Owner are the same as that indicated in the application, we reserve the right to cancel the policy or re-rate it to make appropriate adjustments to the monthly Cost of Insurance Charge.

        Suicide Exclusion. If the Insured commits suicide, while sane or insane, within two years after the Policy Effective Date, our total liability is limited to the premium paid before the Insured's date of death minus any withdrawals and Policy Debt. If the Insured commits suicide, while sane or insane, within two years after the effective date of any increase in the Face Amount, our total liability with respect to that increase is limited to the sum of the monthly Cost of Insurance Charges deducted for that increase.

        Non-Participating. This policy does not share in the Company's surplus or profits, or pay dividends.

        Protection of Proceeds. To the extent permitted by law and subject to any assignment, the proceeds of this policy shall be free from legal process and the claims of creditors.

        Policy Reports. At least once a year while this policy is in force we will send you a report containing, at least, the following information as of the end of the reporting period:

  a)
  the Death Benefit;

  b)
  the Policy Value, and the value of each Investment Option to which Policy Value is allocated;

  c)
  your current Premium Payment allocation;

  d)
  Premium Payments applied to the policy since the last report;

  e)
  charges deducted since the last report;

  f)
  withdrawals taken since the last report;

  g)
  any policy loans, accrued interest and the current Loan Account Value;

  h)
  the Surrender Value; and,

  i)
  any other information required by law.

        You may request a report for this policy any time by Written Notice. We may assess a nominal preparation fee.

        Changes in Non-Guaranteed Policy Cost Factors. After a policy has been issued, any change in:

  a)
  the cost of insurance rates;

  b)
  the mortality and expense risk charge rate;

  c)
  the administration charge rate;

  d)
  the expense charge rate,

for such policy will be by class and based upon changes in expectations of factors including, but not limited to, investment earnings, mortality, persistency, expenses, and taxes.

        Assignment. Upon notice to the Company, the Owner may assign his or her rights under this Policy. However, for this assignment to be binding on the Company, it must be in writing and filed at the Home Office. The Company assumes no responsibility for the validity of any assignment. Any claim under any assignment shall be subject to proof of interest and the extent of assignment. Once the Company receives a signed copy of the assignment, the Owner's rights and the interest of any Beneficiary or any other person will be subject to the assignment. An assignment is subject to any Policy Debt.

        Suspension or Delay in Payment. We have the right to suspend or delay payment of a withdrawal, loan, surrender, or the Death Benefit Proceeds from the Variable Account for any period:

  a)
  when the New York Stock Exchange is closed; or

  b)
  when trading on the New York Stock Exchange is restricted; or

  c)
  when an emergency exists (as determined by the Securities & Exchange Commission) as a result of which (i) the disposal of securities in the Variable Account is not reasonably practicable or (ii) it is not reasonably practicable to determine fairly the value of the net assets of the Variable Account; or

  d)
  when the Securities & Exchange Commission, by order, so permits for the protection of security holders.

        We have the right to delay or defer payment of the Death Benefit Proceeds from the Fixed Account for up to two months from the date we receive due proof of death, and of any withdrawal, loan or surrender from the Fixed Account for up to six months after we receive your Written Request.

        If we delay payment of the benefits provided by this policy, we will pay interest at the rate specified under applicable state law.

        Termination. This policy will terminate if any of the following events occur:

  a)
  you surrender the policy and return it to us;

  b)
  the policy Lapses; or,

  c)
  we settle a valid claim for the Death Benefit.

ARBITRATION

        The parties hereby acknowledge that the provision of insurance pursuant to this policy takes place in, and substantially affects interstate commerce, and that the Federal Arbitration Act permits and promotes the use of arbitration as a means of dispute resolution in matters arising from interstate commerce.

        Any controversy, dispute or claim by any Owner, Insured or Beneficiary, or any of their respective assigns (each referred to herein as "Claimant"), arising out of or relating in any way to this policy or the solicitation or sale thereof shall be submitted to binding arbitration pursuant to the provisions of the Federal Arbitration Act, 9 U.S.C. Section 1, et seq. Absent consolidation of arbitration as provided for below, such arbitration shall be governed by the rules and provisions of the Dispute Resolution Program for Insurance Claims of the American Arbitration Association ("AAA"). The arbitration panel shall consist of three (3) arbitrators: one (1) selected by the Company; one (1) selected by the Claimant; and, one (1) selected by the two arbitrators previously selected.

        If any Claimant, the Company or any third-party have a dispute between or among them or any of them that is directly or indirectly related to any dispute governed by this arbitration provision, the Claimant and the Company consent to the consolidation of the dispute governed by this arbitration provision with such other dispute; if such other dispute is governed by an arbitration agreement that selects the forum and rules of the National Association of Securities Dealers, Inc. or the New York Stock Exchange, Inc., the Claimant and the Company shall be deemed to have consented to the jurisdiction of such other forum to the extent allowed by law and will abide by the rules, provisions and interpretations thereof, including those for selection of arbitrators.

        It is understood and agreed that the arbitration shall be binding upon the parties, that the parties are waiving their right to seek remedies in court, including the right to jury trial; and that an arbitration award may not be set aside in later litigation except upon the limited circumstances set forth in the Federal Arbitration Act.

        Judgment upon the award rendered by the arbitrator(s) may be entered in any Court of competent jurisdiction. The arbitration expenses shall be borne by the losing party or in such proportion as the arbitrator(s) shall decide.

PREMIUMS

        Premium. Premium is the payment required to keep this policy in force. No insurance will take effect until the initial premium is paid. Premium is payable at our Home Office. It shall be paid by check to Protective Life Insurance Company or by any other method we deem acceptable. The minimum premium payment we will accept is $150, or $50 if paid by a monthly pre-authorized payment arrangement. The premium for this policy may change if a benefit is added, terminated or modified.

        We may not accept, and have the right to refund any premium payment including any associated earnings, that:

  a)
  in the first Policy Year, causes the Death Benefit to exceed the Initial Face Amount shown on the Policy Specifications pages, or

  b)
  increases the difference between the Death Benefit and the Policy Value, and

  c)
  exceeds $20 per $1,000 of Face Amount.

        We have the right to decline or refund any premium if we determine that the premium will cause the policy to fail to qualify as life insurance under federal tax laws.

        Net Premium. We will deduct a Premium Expense Charge from each premium payment before we apply the Net Premium to the policy. The maximum Premium Expense Charge is shown on the Policy Specification pages.

        Allocation of Net Premium. We allocate Net Premium to the Fixed Account and the Variable Account as of the Valuation Period during which we receive it according to your instructions as contained in our records on that date. You may change the allocation instructions by Written Request. Allocations must be made in whole percentages and must total 100%. On the Policy Effective Date, the minimum amount that can be allocated to any Investment Option is [5%]of the Net Premium. We may limit the number of Sub-Accounts to which Net Premium may be allocated and establish or change the minimum allocation requirement.

        If the policy is issued in a state where the Company must return the premium paid if the policy is returned pursuant to the "Right to Cancel" provision on the policy's face page, we reserve the right to allocate any Net Premium we accept during the cancellation period to the Fixed Account or the [money market Sub-Account]. When the "Right to Cancel" period expires, we will transfer the Net

Premium and any associated interest or earnings to the Fixed Account and the Variable Account according to your allocation instructions in effect at that time.

        Planned Premium. The amount and frequency of the planned premium in effect on the Policy Effective Date is shown on the Policy Specifications pages. You are not required to make the planned premium payments. Subject to the limitations in the "Premium" provision above, you may change the amount and frequency of the planned premium at any time by Written Request.

        We will send you planned premium reminder notices unless you instruct us otherwise. You may elect to receive these reminder notices quarterly, semi-annually, or annually. You may also establish monthly pre-authorized premium payments. All instructions and elections shall be by Written Request.

        Unscheduled Premium Payments. While this policy is in force during the life of the Insured, and subject to the limitations in the "Premium" provision above, we will generally accept premium in addition to the planned premium. We will assume any payment we receive to be a premium payment unless the payment includes a Written Request to apply the payment to the Loan Account, or for some other purpose.

        Minimum Monthly Premium Guarantee. We guarantee that this policy will not Lapse during the Minimum Monthly Premium Guarantee Period if, on each Monthly Anniversary Day, the total premium paid less any withdrawals and Policy Debt equals or exceeds the Minimum Monthly Premium Guarantee Payment Amount multiplied by the number of complete policy months since the Policy Effective Date, including the current month.

        The Minimum Monthly Premium Guarantee Period and the Minimum Monthly Premium Guarantee Payment Amount are shown on the Policy Specifications pages.

        A change in any benefit provided by this policy or an attached rider made after the Policy Effective Date but during the Minimum Monthly Premium Guarantee Period may result in a change to the Minimum Monthly Premium Guarantee Payment Amount. In no case will this change extend the Minimum Monthly Guarantee Period. We will send you a supplemental Policy Specifications Page showing any new Minimum Monthly Premium Guarantee Payment Amount and its effective date.

        Grace Period. Unless this policy is being continued under the Minimum Monthly Premium Guarantee, if the Surrender Value on a Monthly Anniversary Day is insufficient to cover the Monthly Deductions due on that Monthly Anniversary Day, this policy will stay in force for 61 days. This 61-day period is called the Grace Period.

        If the Owner does not pay sufficient Net Premiums to cover the current and past due Monthly Deductions by the end of the Grace Period, this policy will Lapse and all insurance coverage provided by it, and any endorsements and riders, will terminate without value as of such date. At the beginning of the Grace Period, the Company will mail a notice of such premiums due to the Owner's last known address and to the address of any assignee of record. Your insurance coverage continues during the Grace Period. The Company will deduct unpaid Monthly Deductions and Policy Debt from any Death Benefit payable if the Insured's death occurs during the Grace Period.

        Reinstatement. Prior to the Insured's death and any Surrender of this policy, if this Policy has Lapsed, it can be reinstated. Reinstatement means to restore the Policy when the Policy has terminated at the end of the Grace Period. The Company will reinstate the Policy if the Company receives:

  (1)
  the Owner's Written Request within five years after the end of the Grace Period,

  (2)
  evidence of insurability satisfactory to the Company,

  (3)
  payment of Net Premium equal to all Monthly Deductions that were due and unpaid during the Grace Period with interest at a rate not to exceed 6% per annum compounded annually, if required by the Company, and payment of Premium Payments at least sufficient to keep this

    Policy in force for three months (The Company may accept Premium Payments larger than this amount), and

  (4)
  payment of or reinstatement of any Policy Debt which existed at the end of the Grace Period.

        The effective date of a reinstated policy will be the day the Company approves the reinstatement and all of the above requirements have been received.

FIXED ACCOUNT

        General Description. The Fixed Account is part of the Company's General Account and is guaranteed by us as to principal and interest. Generally, you may allocate some or all of your Net Premium and may transfer some or all of the Policy Value to the Fixed Account. Amounts allocated to the Fixed Account earn interest from the date they are credited to the account. We establish the credited interest rate from time to time, but will not declare a rate that is less than the Guaranteed Interest Rate for the Fixed Account shown on the Policy Specifications pages. We also reserve the right to apply different interest rate guarantees to certain amounts credited to the Fixed Account.

        Interest Credited. For Net Premiums allocated to the Fixed Account or Policy Value transferred to the Fixed Account, the applicable guaranteed interest rate will be the annual effective interest rate in effect on the date the Net Premium is received by the Company or the date the transfer is made. That guaranteed interest rate will apply to those amounts for a twelve month period that begins on the date the Net Premium is allocated or the date the transfer is made.

        After the guaranteed interest rate expires, (i.e., 12 months after the Net Premium or transfer is placed in the Fixed Account) the Company will credit interest on the Fixed Account Value attributable to such Net Premiums and transfers at the current interest rate in effect. New current interest rates are effective for such Fixed Account Value for 12 months from the time they are first applied. The Initial Annual Effective Interest Rate and the current interest rates the Company will credit are annual effective interest rates of not less than the annual Guaranteed Interest Rate for Fixed Account shown on the Policy Specifications Page. For purposes of crediting interest, amounts deducted, transferred or withdrawn from the Fixed Account will be accounted for on a "first-in, first-out" (FIFO) basis.

        Fixed Account Value. While this policy is in force during the life of the Insured, the Fixed Account Value is equal to (1) plus (2) plus (3) minus (4) minus (5) minus (6) where:

  (1)
  is the Net Premiums allocated to the Fixed Account;

  (2)
  is any Policy Value transferred to the Fixed Account;

  (3)
  is interest credited to the Fixed Account;

  (4)
  is any withdrawals, including any withdrawal charges, deducted from the Fixed Account;

  (5)
  is any transfers, including any transfer fees, removed from the Fixed Account;

  (6)
  is Monthly Deductions.

        For purposes of crediting interest, amounts withdrawn, transferred, surrendered or deducted from the Fixed Account will be accounted for on a "first-in, first-out" (FIFO) basis.

VARIABLE ACCOUNT

        General Description. The variable benefits under the policy are provided through the Protective Variable Life Separate Account. In this policy, we may also refer to this as "the Variable Account" or "the separate account". The Variable Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. We own the assets in the Variable Account.

        The portion of the assets of the Variable Account equal to the reserves and other contract liabilities of the Variable Account are not chargeable with the liabilities arising out of any other business we may conduct. The income, gains and losses, both realized and unrealized, from the assets of the Variable Account shall be credited to or charged against the Variable Account without regard to any other income, gains or losses of the Company. We have the right to transfer to our General Account any assets of the Variable Account that are in excess of such reserves and other liabilities. We reserve the right to deduct taxes attributable to the operation of the Variable Account.

        Sub-Accounts of the Variable Account. The Variable Account is divided into a series of Sub-Accounts. The Sub-Accounts available on the Policy Effective Date are listed in the current Prospectus you received. Each Sub-Account invests exclusively in shares of a corresponding Fund. The income, dividends and gains, if any, distributed from the shares of a Fund will be reinvested by purchasing additional shares of that fund at its net asset value.

        When permitted by law, the Company may:

  a)
  create new variable accounts;

  b)
  combine variable accounts, including the Variable Account;

  c)
  add new Sub-Accounts to or remove existing Sub-Accounts from the Variable Account or combine Sub-Accounts;

  d)
  make new Sub-Accounts or other Sub-Accounts available to such classes of the Policies as the Company may determine;

  e)
  add new Funds or remove existing Funds;

  f)
  if shares of a Fund are no longer available for investment or if the Company determines that investment in a Fund is no longer appropriate in light of the purposes of the Variable Account, substitute a different Fund for any existing Fund;

  g)
  deregister the Variable Account under the Investment Company Act of 1940 if such registration is no longer required;

  h)
  operate the Variable Account as a management investment company under the Investment Company Act of 1940 or in any other form permitted by law; and

  i)
  make any changes to the Variable Account or its operations as may be required by the Investment Company Act of 1940 or other applicable law or regulations.

        The values and benefits of this policy provided by the Sub-Accounts depend upon the investment performance of the Fund in which the Sub-Account invests. We do not guarantee the investment performance of any Fund. You bear the full investment risk for amounts allocated or transferred to the Sub-Accounts. The investment policy of the Variable Account will not be changed without obtaining all necessary approvals.

        Sub-Account Values. Amounts allocated or transferred to the Variable Account are used to purchase Units of one or more Sub-Accounts.

        Events that may result in the redemption of Units of a Sub-Account include, but are not limited to:

  a)
  transfers from a Sub-Account;

  b)
  a withdrawal from, or surrender of this policy;

  c)
  a decrease in the Face Amount;

  d)
  payment of the Death Benefit Proceeds;

  e)
  the Monthly Deduction;

  f)
  deduction of other charges or fees.

        Units are purchased or redeemed from the Sub-Accounts at the Sub-Account's Unit Value as of the end of the Valuation Period during which the transaction occurs.

        The number of Units in a Sub-Account at any time is equal to the aggregate number of Units purchased minus the aggregate number of Units redeemed. To calculate the value of a Sub-Account, we multiply the number of Units attributable to each Sub-Account by the Unit Value for that Sub-Account as of the Valuation Period for which the value is being determined.

        Unit Values. The Unit Value for each Sub-Account on any Valuation Period is determined by multiplying the Unit Value at the end of the prior Valuation Day by the net investment factor for the Valuation Period. The net investment factor is used to measure the performance of a Sub-Account from one Valuation Period to the next. A net investment factor is determined for each Sub-Account for each Valuation Period. The net investment factor may be greater or less than one, so the value of a Unit can increase or decrease.

        The net investment factor for any Sub-Account for any Valuation Period is determined by dividing 1) by 2) where

  1)
  is the result of:

  a.
  the net asset value per share of the Fund held in the Sub-Account, determined at the end of the current Valuation Period; plus

  b.
  the per share amount of any dividend or capital gain distributions made by the Fund to the Sub-Account, if the "ex-dividend" date occurs during the current Valuation Period; plus or minus

  c.
  a per share charge or credit for any taxes reserved for, which is determined by the Company to have resulted from the operations of the Sub-Account.

  2)
  is the net asset value per share of the Fund held in the Sub-Account, determined at the end of the last prior Valuation Period.

TRANSFERS

        Transfers. You may send us a Written Request to transfer Policy Value among the Sub-Accounts and between the Sub-Accounts and the Fixed Account. You must transfer at least [$100] or, if less, the entire amount remaining in the Fixed Account or a Sub-Account each time you make a transfer. If after the transfer is made the amount remaining in the Fixed Account or a Sub-Account is less than [$100], we may transfer the entire amount instead of the requested amount. We may also limit the number of transfers to no more than [12] per year. For each additional transfer over [12] during any Policy Year, we reserve the right to charge the Transfer Fee shown on the Policy Specification pages. The transfer fee, if any, will be deducted from the amount being transferred. The transfer will be effective as of the Valuation Period during which we receive your Written Request.

        Transfer Restrictions. We have the right to restrict transfers that would occur before:

  a)
  The first Monthly Anniversary Day after the Policy Effective Date; or,

  b)
  [6] days after the end of the period described in the "Right to Cancel" provision on the cover of this policy.

        There are additional limitations on transfers involving the Fixed Account. The maximum amount that may be transferred out of the Fixed Account in any Policy Year is the greater of [$2500] or [25%] of the Fixed Account Value as of the prior Policy Anniversary.

        We may restrict or refuse to honor any transfer requests when we determine the transfer would be detrimental to any Fund, other policy Owners, or the Variable Account. We have the right, at any time and without prior notice, to terminate suspend or modify the transfer privileges described in this section.

SURRENDERS AND WITHDRAWALS

        Surrenders. While this policy is in force during the life of the Insured, you may surrender the policy for its Surrender Value. The surrender is effective, and the Surrender Value is determined, as of the end of the Valuation Period on which we receive your Written Request. We will deduct the surrender charge described on the Policy Specifications pages, if applicable. A surrender will terminate all benefits provided by the policy and all additional benefits provided by any endorsement or rider.

        After the surrender is effective, all benefits under the policy will cease and the policy may not be reinstated.

        Withdrawals. After the first Policy Year and subject to certain restrictions, you may withdraw a portion of the Policy Value by Written Request. You must withdraw at least [$500]. We will reduce the Sub-Account values and the Fixed Account value by the amount of the withdrawal (including the withdrawal charge shown on the Policy Specifications pages) in the same proportion that each bears to the total Unloaned Policy Value as of the end of the Valuation Period on which we receive your Written Request unless you tell us how to allocate the withdrawal.

        If the Level Death Benefit is in effect, we reserve the right to reduce the Face Amount by the amount of the withdrawal (including the withdrawal charge shown on the Policy Specifications pages). Any reduction in the Face Amount as a result of a withdrawal will be effective as of the Monthly Anniversary Day that occurs on or immediately following the date we approve your Written Request. We will reduce the Face Amount according to the "Decreasing the Face Amount" provision.

        We reserve the right to decline your withdrawal request if the Face Amount remaining after the withdrawal would be less than the minimum Face Amount required to issue the policy, or if we determine that the withdrawal would cause the policy to fail to qualify as a life insurance contract under the applicable statutes and regulations in effect at that time.

POLICY LOANS

        Loans. After the first Policy Anniversary and while this policy is in force during the life of the Insured with a Surrender Value greater than $0, you may send us a Written Request to borrow money using only this policy as collateral. You must assign the policy to us before we make any loan. The minimum policy loan we will make is [$500], and we will not make any loan that would result in Policy Debt exceeding [90%] of the Cash Value on the date the loan is requested.

        Interest. The interest charged on any policy loan is at an effective annual rate, shown on the Policy Specifications Page, compounded yearly on the Policy Anniversary. Interest payments are due for the prior Policy Year on each Policy Anniversary. If interest is not paid when due, it will be added to the amount of the policy loan and will bear interest at the rate payable on the policy loan. Interest is charged in arrears from the date of the policy loan. Interest, as it accrues from day to day, is considered part of the Policy Debt.

        Loan Account. When a policy loan is processed, we transfer sufficient Policy Value from the Sub-Accounts and the Fixed Account into the Loan Account as collateral to secure the loan. You may specify how the collateral is removed from the Sub-Accounts and the Fixed Account in your Written Request but if you do not, we will deduct the collateral from the Sub-Accounts and the Fixed Account in the proportion that each bears to the Unloaned Policy Value. On each Policy Anniversary occurring thereafter, we will transfer Policy Value equal to any unpaid loan interest to the Loan Account in the same manner. We will recalculate the value of the Loan Account no less frequently than each time:

  a)
  a new policy loan is made, or

  b)
  a loan repayment is made.

        We credit interest to the Loan Account. We establish the credited interest rate from time to time, but will not declare a rate that is less than the Guaranteed Interest Rate for the Fixed Account shown on the Policy Specifications pages. On each Policy Anniversary we will transfer any interest earned from the Loan Account to the Sub-Accounts and the Fixed Account according to your premium allocation instructions in effect at that time.

        If on any Monthly Anniversary Day, the value of the Loan Account exceeds the Cash Value, you must pay the excess. We will mail you a notice containing the payment amount and other information necessary to prevent a Lapse. We must receive your payment at our Home Office within 31 days of the date we mailed the notice to you or the policy, including all riders and endorsements, will terminate at the end of that 31-day period.

        Repaying Policy Debt. You may repay Policy Debt in full or in part while this policy is in force during the life of the Insured. You must advise us by Written Request that the payment is to be applied to the Loan Account to repay Policy Debt. When a loan repayment is made, we will transfer an equivalent amount from the Loan Account to the Sub-Accounts and the Fixed Account. In your Written Request, you may instruct us how to allocate the loan repayment but if you do not, we will allocate the repayment to the Sub-Accounts and the Fixed Account according to your premium allocation instructions in effect at that time.

CHANGING THE POLICY

        While this policy is in force during the life of the Insured you may request any of the following changes to your policy. We must authorize the change at our Home Office. An agent may not authorize a change to an in force policy.

        Increase the Face Amount. On or after the first Policy Anniversary, you may submit a supplemental application to increase the Face Amount. The minimum increase in the Face Amount we will consider is [$10,000]. The Insured's Age must be less than the maximum issue age for this policy, and we will require evidence of insurability satisfactory to us.

        If we approve the supplemental application and subject to the monthly cost of insurance deduction for the increase from the Policy Value of this Policy, the Face Amount increase will be effective as of the date shown on the supplemental Policy Specifications pages we issue. The supplemental Policy Specifications pages will show the changes to the policy resulting from the increase in the Face Amount.

        The "Right to Cancel" provision on the cover of this policy applies to an increase in the Face Amount. If the increase in the Face Amount does not require additional premium and you cancel the increase, we will credit the Policy Value with an amount equal to the sum of the "Administration Charge for an increase in the Face Amount" plus the monthly "Cost of Insurance Charge" attributable to the Increase in the Face Amount we deducted from the Policy Value. We will allocate the Policy Value credit to the Sub-Accounts and the Fixed Account in the same proportion that each bears to the Unloaned Policy Value as of the date we receive your Written Request to cancel the increase in the Face Amount.

        Decrease the Face Amount. On or after the first Policy Anniversary, you may send us a Written Request to decrease the Face Amount. If we authorize it, the decrease will be effective as of the Monthly Anniversary Day shown on the supplemental Policy Specifications pages we issue. We will apply the decrease first to any prior increases in the Face Amount, beginning with the most recent increase and working back to the first. Then, we will apply the decrease to the initial Face Amount. We are not required to authorize a decrease in the Face Amount:

  a)
  within [3] years of the most recent increase in the Face Amount;

  b)
  within [1] year of the most recent decrease in the Face Amount;

  c)
  if the Face Amount remaining after the decrease would be less than the Minimum Face Amount shown on the Policy Specifications pages; or

  d)
  if the decrease would cause the policy to fail to qualify as life insurance under applicable statutes and regulations in effect at that time.

        Changing the Death Benefit Option. On or after the first Policy Anniversary, you may send us a Written Request to change the Death Benefit Option. We may not authorize your request and may require satisfactory proof of insurability. If we do authorize it, the change will be effective as of the Monthly Anniversary Day shown on the supplemental Policy Specifications pages.

        If you request a change from the Increasing Death Benefit to the Level Death Benefit, we will increase the Face Amount to be equal to the Death Benefit as of the effective date of the change, but we will not assess the "Administration Charge for an increase in the Face Amount".

        If you request a change from the Level Death Benefit to the Increasing Death Benefit, we will decrease the Face Amount to be equal to the Death Benefit minus the Policy Value as of the effective date of the change.

DEATH BENEFIT

        Death Benefit Proceeds. When we receive satisfactory proof that the Insured died while this policy is in force, we will pay the Death Benefit Proceeds to the Beneficiary.

        Amount of Death Benefit Proceeds. The Death Benefit Proceeds will be determined as of the date of the Insured's death and will be equal to: (1), plus (2), minus (3), minus (4) where:

  (1)
  is the Death Benefit under the option selected;

  (2)
  is any additional benefits due under any riders attached to this Policy;

  (3)
  is any Policy Debt; and

  (4)
  is any unpaid Monthly Deductions if the Insured dies during the Grace Period.

        The Death Benefit Proceeds will be calculated according to the Level Death Benefit option or the Increasing Death Benefit option. The Death Benefit option you selected is shown on the Policy Specifications Page, or any supplemental Policy Specifications Page.

        Level Death Benefit—The level death benefit is the greater of:

  a)
  the Face Amount on the Insured's date of death; or

  b)
  the Policy Value as of the Insured's date of death multiplied by the appropriate percentage from the Table of Corridor Percentages, below.

        Increasing Death Benefit—The increasing death benefit is the greater of:

  a)
  the Face Amount plus the Policy Value, both determined as of the Insured's date of death; or

  b)
  the Policy Value as of the Insured's date of death multiplied by the appropriate percentage from the Table of Corridor Percentages, below.

TABLE OF CORRIDOR PERCENTAGES

Attained Age	Percentage	Attained Age	Percentage	Attained Age	Percentage
[0-40]	[250%]	[54]	[157%]	[68]	[117%]
[41]	[243%]	[55]	[150%]	[69]	[116%]
[42]	[236%]	[56]	[146%]	[70]	[115%]
[43]	[229%]	[57]	[142%]	[71]	[113%]
[44]	[222%]	[58]	[138%]	[72]	[111%]
[45]	[215%]	[59]	[134%]	[73]	[109%]
[46]	[209%]	[60]	[130%]	[74]	[107%]
[47]	[203%]	[61]	[128%]	[75-90]	[105%]
[48]	[197%]	[62]	[126%]	[91]	[104%]
[49]	[191%]	[63]	[124%]	[92]	[103%]
[50]	[185%]	[64]	[122%]	[93]	[102%]
[51]	[178%]	[65]	[120%]	[94]	[101%]
[52]	[171%]	[66]	[119%]	[95+]	[100%]
[53]	[164%]	[67]	[118%]

        Payment of Death Benefit Proceeds.We will pay the Death Benefit Proceeds in a lump sum unless a Settlement Option has been selected.

SETTLEMENT OPTIONS

        Selecting a Settlement Option. Generally, the Death Benefit Proceeds and the Surrender Value may be applied to a settlement option and distributed over time. While the Insured is alive, you have the right to select or change the settlement option. If you select a settlement option, no settlement option payment may be taken or assigned in advance of its payment date.

        If you do not select a settlement option before the Insured dies, or if we are unable to distribute any portion of the Death Benefit Proceeds according to the settlement option you selected, the Beneficiary of that portion may take that amount as a lump sum immediately or may select from among the settlement options we offer for such payments at that time.

        Instructions to select or change a settlement option must be by Written Request.

        The payment for any liability we have pursuant to the "Suicide Exclusion" provision may not be applied to any settlement option. It must be taken in one lump sum.

        If this policy is assigned when the Death Benefit becomes due, the portion of the Death Benefit Proceeds subject to the assignment will be paid to the assignee in a lump sum immediately, and any remaining balance may be applied to a settlement option.

        Death of the Payee of a Settlement Option. If the payee of a settlement option dies before the entire amount owed has been paid, we will pay the commuted value to the estate of the deceased payee.

        Minimum Amounts. If the Death Benefit Proceeds, or any portion of it payable to any one person, is less than [$5,000] we may pay that amount in one lump sum. If at any time payments under a settlement option are less than [$50], we may change the frequency of the payments to an interval that will result in a payment at least equal to that amount.

        Protection of Proceeds. To the extent permitted by law and except as provided by an assignment, payments due under a settlement option are not subject to legal process or the claims of creditors.

        Settlement Options. The Company's settlement options are described below.

        Option 1—Payments For A Fixed Period. Equal monthly payments will be made for any period selected up to 30 years. The amount of each payment depends on the total amount applied, the period selected and the monthly payment rates the Company is using when the first payment is due. The rate of any payment for each $1,000 of proceeds applied will not be less than shown in the Option 1 Table. The payments shown in this table are based on an interest rate of [1.5%] per year.

Option 1 Table
Minimum Monthly Payment Rates for Each $1,000 Applied

Years	Monthly Payment		Years	Monthly Payment		Years	Monthly Payment
[1]	$	[83.90]	[11]	$	[8.21]	[21]	$	[4.62]
[2]		[42.26]	[12]		[7.58]	[22]		[4.44]
[3]		[28.39]	[13]		[7.05]	[23]		[4.28]
[4]		[21.45]	[14]		[6.59]	[24]		[4.13]
[5]		[17.28]	[15]		[6.20]	[25]		[3.99]
[6]		[14.51]	[16]		[5.85]	[26]		[3.86]
[7]		[12.53]	[17]		[5.55]	[27]		[3.75]
[8]		[11.04]	[18]		[5.27]	[28]		[3.64]
[9]		[9.89]	[19]		[5.03]	[29]		[3.54]
[10]		[8.96]	[20]		[4.81]	[30]		[3.44]

        Option 2—Life Income with Payments for a Guaranteed Period. Equal monthly payments are based on the life of the named person. Payments will continue for the lifetime of that person with payments guaranteed for 10 or 20 years. Payments stop at the end of the selected guaranteed period or when the named person dies, whichever is later.

        The Option 2 Table shows the minimum monthly payment for each $1,000 applied. The actual payments will be based on the monthly payment rates the Company is using when the first payment is due. They will not be less than shown in the Table, which is based on the [Annuity 2000 Mortality Table projected 4 years using the annual projection factors associated with the 1983 Individual Annuitant Mortality Table with interest at 1.5% per annum. One year will be deducted from the attained age of the named person for every three completed years beyond the year 2000]. The age of the payee is the age at the birthday nearest to the effective date of the Option.

OPTION 2 TABLE

	[Male] Guaranteed Period		[Female] Guaranteed Period			[Male] Guaranteed Period		[Female] Guaranteed Period
Age of Payee					Age of Payee
	10 Yrs	20 Yrs	10 Yrs	20 Yrs		10 Yrs	20 Yrs	10 Yrs	20 Yrs
1	[1.69]	[1.69]	[1.64]	[1.64]	51	[3.03]	[2.97]	[2.79]	[2.75]
2	[1.70]	[1.69]	[1.64]	[1.64]	52	[3.09]	[3.02]	[2.84]	[2.81]
3	[1.71]	[1.70]	[1.65]	[1.65]	53	[3.16]	[3.08]	[2.90]	[2.86]
4	[1.72]	[1.71]	[1.66]	[1.66]	54	[3.23]	[3.14]	[2.96]	[2.92]
5	[1.73]	[1.73]	[1.67]	[1.67]	55	[3.31]	[3.21]	[3.03]	[2.98]
6	[1.74]	[1.74]	[1.68]	[1.68]	56	[3.39]	[3.27]	[3.10]	[3.04]
7	[1.75]	[1.75]	[1.69]	[1.69]	57	[3.48]	[3.34]	[3.17]	[3.11]
8	[1.76]	[1.76]	[1.70]	[1.70]	58	[3.57]	[3.41]	[3.25]	[3.17]
9	[1.77]	[1.77]	[1.71]	[1.71]	59	[3.66]	[3.48]	[3.33]	[3.23]
10	[1.79]	[1.78]	[1.72]	[1.72]	60	[3.76]	[3.55]	[3.41]	[3.31]
11	[1.80]	[1.80]	[1.74]	[1.73]	61	[3.86]	[3.62]	[3.50]	[3.38]
12	[1.81]	[1.81]	[1.75]	[1.75]	62	[3.97]	[3.70]	[3.60]	[3.45]
13	[1.83]	[1.82]	[1.76]	[1.76]	63	[4.09]	[3.77]	[3.70]	[3.53]
14	[1.84]	[1.84]	[1.77]	[1.77]	64	[4.21]	[3.85]	[3.81]	[3.61]
15	[1.86]	[1.85]	[1.79]	[1.78]	65	[4.34]	[3.92]	[3.92]	[3.69]
16	[1.87]	[1.87]	[1.80]	[1.80]	66	[4.48]	[4.00]	[4.04]	[3.77]
17	[1.89]	[1.88]	[1.81]	[1.81]	67	[4.62]	[4.07]	[4.17]	[3.86]
18	[1.90]	[1.90]	[1.83]	[1.83]	68	[4.76]	[4.14]	[4.30]	[3.94]
19	[1.92]	[1.92]	[1.84]	[1.84]	69	[4.92]	[4.21]	[4.45]	[4.02]
20	[1.94]	[1.93]	[1.86]	[1.86]	70	[5.08]	[4.28]	[4.60]	[4.10]
21	[1.96]	[1.95]	[1.87]	[1.87]	71	[5.24]	[4.34]	[4.76]	[4.18]
22	[1.97]	[1.97]	[1.89]	[1.89]	72	[5.41]	[4.40]	[4.92]	[4.25]
23	[1.99]	[1.99]	[1.91]	[1.90]	73	[5.59]	[4.46]	[5.10]	[4.32]
24	[2.01]	[2.01]	[1.92]	[1.92]	74	[5.77]	[4.51]	[5.28]	[4.39]
25	[2.03]	[2.03]	[1.94]	[1.94]	75	[5.95]	[4.55]	[5.48]	[4.45]
26	[2.06]	[2.05]	[1.96]	[1.96]	76	[6.14]	[4.59]	[5.67]	[4.51]
27	[2.08]	[2.07]	[1.98]	[1.98]	77	[6.33]	[4.63]	[5.88]	[4.56]
28	[2.10]	[2.10]	[2.00]	[2.00]	78	[6.52]	[4.66]	[6.09]	[4.60]
29	[2.12]	[2.12]	[2.02]	[2.02]	79	[6.71]	[4.69]	[6.30]	[4.64]
30	[2.15]	[2.14]	[2.04]	[2.04]	80	[6.90]	[4.72]	[6.52]	[4.87]
31	[2.18]	[2.17]	[2.06]	[2.06]	81	[7.08]	[4.74]	[6.73]	[4.70]
32	[2.20]	[2.20]	[2.09]	[2.08]	82	[7.26]	[4.76]	[6.95]	[4.73]
33	[2.23]	[2.23]	[2.11]	[2.11]	83	[7.44]	[4.77]	[7.15]	[4.75]
34	[2.26]	[2.25]	[2.14]	[2.13]	84	[7.60]	[4.78]	[7.35]	[4.77]
35	[2.29]	[2.28]	[2.16]	[2.16]	85	[7.76]	[4.79]	[7.54]	[4.78]
36	[2.33]	[2.32]	[2.19]	[2.19]	86	[7.91]	[4.80]	[7.71]	[4.79]
37	[2.36]	[2.35]	[2.22]	[2.21]	87	[8.05]	[4.80]	[7.88]	[4.80]
38	[2.39]	[2.38]	[2.25]	[2.24]	88	[8.17]	[4.81]	[8.03]	[4.80]
39	[2.43]	[2.42]	[2.28]	[2.27]	89	[8.29]	[4.81]	[8.16]	[4.81]
40	[2.47]	[2.45]	[2.31]	[2.31]	90	[8.40]	[4.81]	[8.28]	[4.81]
41	[2.51]	[2.49]	[2.35]	[2.34]	91	[8.49]	[4.81]	[8.39]	[4.81]
42	[2.55]	[2.53]	[2.38]	[2.37]	92	[8.58]	[4.81]	[8.49]	[4.81]
43	[2.60]	[2.57]	[2.42]	[2.41]	93	[8.66]	[4.81]	[8.58]	[4.81]
44	[2.64]	[2.62]	[2.46]	[2.45]	94	[8.72]	[4.81]	[8.66]	[4.81]
45	[2.69]	[2.66]	[2.50]	[2.48]	95	[8.78]	[4.81]	[8.73]	[4.81]
46	[2.74]	[2.71]	[2.54]	[2.52]	96	[8.83]	[4.81]	[8.79]	[4.81]
47	[2.79]	[2.75]	[2.59]	[2.57]	97	[8.87]	[4.81]	[8.84]	[4.81]
48	[2.85]	[2.80]	[2.63]	[2.61]	98	[8.90]	[4.81]	[8.88]	[4.81]
49	[2.91]	[2.86]	[2.68]	[2.66]	99	[8.93]	[4.81]	[8.91]	[4.81]
50	[2.97]	[2.91]	[2.73]	[2.70]	100	[8.94]	[4.81]	[8.93]	[4.81]

        Option 3—Interest Income. The Company will hold any amount applied under this option. Interest on the unpaid balance will be paid each month at a rate determined by the Company. This rate will be not less than the equivalent of [1.5%] per year.

        Option 4—Payments of a Fixed Amount. Each monthly payment will be for an agreed fixed amount. The amount of each payment may not be less than $10 for each $1,000 applied. Interest will be credited each month on the unpaid balance and added to it. This interest will be at a rate set by the Company, but not less than the equivalent of [1.5%] per year. Payments continue until the amount the Company holds runs out. The last payment will be for the balance only.

        Death of Payee. If the payee dies while there are any unpaid installments under Option 1 or before the end of the guaranteed period under Option 2, the Company will pay the commuted value of the remaining payments in a lump sum. The commuted value or any balance held under Option 3 or Option 4 will be paid to the payee's executors or administrators unless the written election of the Option directed the Company differently. Any commuted value will be calculated using [1.5%] interest per year.

        Excess Interest. The Company may declare excess interest to be payable. If it does, the excess interest will be paid on each anniversary of the effective date. No excess interest will be payable under Option 2 after the end of the guaranteed period.

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INDIVIDUAL FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY
NON-DIVIDEND PAYING